UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 26, 2009 - (February 26, 2009)

SOUTH SHORE RESOURCES INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-31289
(Commission File No.)

Times Square, P.O. Box 663, Leeward Highway
Providenciales, Turks & Caicos Islands
British West Indies
(Address of principal executive offices and Zip Code)

(416) 281-3335
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

ITEM 8.01     OTHER EVENTS

     On February 26, 2009, South Shore Resources Inc. (the “Company”) announced that its Board of Directors unanimously voted to voluntarily terminate the registration of its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended. On or about March 26, 2009, in accordance with the resolutions adopted by the Board of Directors, the Company intends to file a Certification and Notice of Termination of Registration on Form 15 with the Securities and Exchange Commission (the “Commission”) to effect the deregistration of its common stock. Upon the filing of the Form 15, the Company’s obligations to file certain reports with the Commission, including Forms 10-K, 10-Q and 8-K will immediately be suspended. The Company expects the deregistration of its common stock to become effective ninety (90) days after filing the Form 15 with the Commission. Upon the effectiveness of the deregistration of the Company’s common stock, the Company will no longer be a public reporting company, and its securities will cease trading on the OTC Bulletin Board.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 26th day of February, 2009.

SOUTH SHORE RESOURCES INC.

BY:   RICHARD L. WACHTER
         Richard L. Wachter
         President, Principal Accounting Officer,
         Principal Financial Officer, Treasurer and a
         member of the Board of Directors